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                                                                    EXHIBIT 99.1

                                  Exhibit 99.1

                                 [EPIXTAR LOGO]

                                 Release Header

         Title: EPIXTAR ANNOUNCES '03 FINANCIAL RESULTS- CHANGE IN CEO

Subtitle: $37 Million in Revenue is 40% Increase over 2002

Release Date: April 14, 2004 Release Location: Miami, FL

Contact: Peter Nasca pnasca@epixtar.com (305) 937-1711

                                  Release Body

MIAMI-- April 14, 2004--Epixtar Corp. (OTCBB:EPXR) today announced financial results of operations for the year ending December 31, 2003 and filed its annual report on form 10KSB.



                                              2003                 *2002
                                              ----                  ----

Revenue                                    37,121,277           26,250,851

Net Income (Loss)                           4,379,160          (11,944,922)



                                    *Restated

The Company also announced that its 10 KSB disclosed that Martin Miller will retire as chief executive officer. He will remain as non executive chairman of the board and continue his active commitment to the Company providing consulting and advisory services. Mr. David Srour currently chief operating officer will become chief executive officer. The change will take place on or before April 21, 2004.

Mr. Miller stated that "The change is being made in conjunction with our transition to a business process outsourcing company and I am confident of Mr. Srour's abilities in this area"




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                                 [EPIXTAR LOGO]

                                  About Epixtar

Epixtar Corp. is the parent company of Epixtar BPO Services Corp., Epixtar Communications Corp. (ECC) and the NOL Group, Inc. (NOL). ECC is a wholesale telecommunications provider. NOL provides Internet services to small and medium sized businesses.

Epixtar BPO Services Corp., Epixtar's most active subsidiary, is a business process outsourcing (BPO) company - aggregating contact center capacity and robust telephony infrastructure to deliver comprehensive, turnkey services to the enterprise market. From campaign design through ongoing management, Epixtar delivers value-driven, creative outsourcing solutions for the customer relationship management (CRM) and telesales initiatives of third-party companies. Companies use Epixtar's marketing expertise and well-trained personnel to acquire, support, and enhance the customer experience, reduce costs and generate top-line revenue. Epixtar's corporate headquarters is in Miami, Florida and it currently maintains two contact centers in Manila, Philippines, with developmental plans to expand to additional centers over the next 24 months.

                           Forward-looking Statements

This Press Release may contain "forward-looking statements," regarding EPIXTAR'S business, customers, partners, future products and services, estimates of future business prospects or financial results, statements regarding EPIXTAR'S objectives, expectations, intentions, beliefs or strategies, or statements containing words such as "believe," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," or similar expressions. It is important to note that EPIXTAR'S actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for EPIXTAR'S products and services, (ii) variations in the terms and the elements of services offered under EPIXTAR'S standardized contract for future service offerings,
(iii) changes in applicable accounting principles, (iv) difficulties or delays in implementing EPIXTAR'S service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new call centers,
(vii) delays in EPIXTAR'S ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss of significant customers, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) EPIXTAR'S ability to attract and retain key management personnel, (xiv) the marketplace's continued acceptance of EPIXTAR'S service offerings, (xv) EPIXTAR'S ability to continue the growth of its support service revenues through additional technical and customer service centers,
(xvi) EPIXTAR'S ability to further penetrate into vertically integrated markets,
(xvii) EPIXTAR'S ability to expand its global presence through strategic alliances and selective acquisitions, (xviii) EPIXTAR'S ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xix) the ultimate outcome of certain regulatory actions, (xx) EPIXTAR'S ability to recognize deferred revenue through delivery of products or satisfactory performance of services; and (xxi) EPIXTAR'S continued ability to attract and obtain adequate financing (xxii) other risk factors listed from time to time in EPIXTAR'S registration statements and reports as filed with




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                                 [EPIXTAR LOGO]

the Securities and Exchange Commission. All forward-looking statements which may be contained in this Press Release are made as of the date that such statements are originally published or made, and EPIXTAR undertakes no obligation to update any such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in
Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.




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